UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 8, 2011

DEEP DOWN, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30351	75-2263732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8827 W. Sam Houston Pkwy N. Suite 100, Houston, TX  77040
(Address of principal executive offices) (Zip Code)

(281) 517-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a)	Dismissal of previous principal independent registered public accounting firm.

KPMG LLP (“KPMG”) was appointed as the independent registered public accounting firm for Deep Down, Inc. (the “Company”) on July 8, 2010. Upon the recommendation of the Audit Committee of the Board of Directors of the Company (the “Audit Committee”), the Company dismissed KPMG as principal independent registered public accounting firm for the Company on June 8, 2011.

The audit report of KPMG on the Company’s financial statements as of and for the year ended December 31, 2010 did not contain an adverse opinion or disclaimer of opinion, and such report was not qualified or modified as to uncertainty, audit scope or accounting principle.

During the year ended December 31, 2010 and through June 8, 2011, there were no disagreements with KPMG (as such defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such year.

During the year ended December 31, 2010 and through June 8, 2011, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except as noted below.

As noted in Item 9A of the Company's Form 10-K for the year ended December 31, 2010, the Company reported the following material weaknesses in its internal control over financial reporting:

•
We did not maintain effective monitoring controls. Specifically, we did not have sufficient personnel with an appropriate level of technical accounting knowledge, experience, and training who could execute appropriate monitoring and review controls, particularly in situations where transactions were complex or non-routine. This material weakness contributed to the additional material weaknesses discussed below.

•
We did not have adequate controls to provide reasonable assurance that revenue was recorded in accordance with GAAP.  Specifically, we did not have appropriately designed or effectively operating management review controls performed by individuals with appropriate technical expertise to ensure that the accounting for contracts under the percentage-of-completion method was appropriate. This material weakness resulted in material errors that caused a restatement of our interim financial statements for the fiscal periods ended March 31, 2010, June 30, 2010, and September 30, 2010.

•
We did not have an adequate internal control designed to prevent or detect and correct erroneous information in our project cost accounting application. This material weakness resulted in material errors that caused a restatement of our interim financial statements for the fiscal periods ended March 31, 2010, June 30, 2010, and September 30, 2010.

The Audit Committee discussed the subject matter of this reportable event with KPMG.  The Company has authorized KPMG to respond fully to the inquiries made by the new independent registered public accounting firm concerning the subject matter of this reportable event.

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SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(b)	Engagement of new principal independent registered public accounting firm.

The Audit Committee engaged Hein & Associates LLP (“Hein”) to serve as the Company’s principal independent registered public accounting firm as of June 14, 2011.

During the Company’s most recent fiscal year and any subsequent interim period prior to engaging Hein, the Company has not consulted with Hein regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Hein provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue. Further, during the Company’s most recent fiscal year and any subsequent interim period prior to engaging Hein, the Company has not consulted with Hein on any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided KPMG with a copy of the above information and requested that KPMG deliver to the Company a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K, and if not, stating the respects in which it does not agree. A letter from KPMG is attached as Exhibit 16.1 to this Current Report on Form 8-K.

SECTION 9 –  FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

16.1	Letter, dated June 16, 2011, from KPMG LLP to the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 16, 2011

DEEP DOWN, INC.

By :	/s/ Eugene L. Butler
Eugene L. Butler
Executive Chairman and Chief Financial Officer

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EXHIBIT INDEX

16.1	Letter, dated June 16, 2011, from KPMG LLP to the Securities and Exchange Commission.

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